UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AEGON N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

AEGONplein 50

2501 CB The Hague

The Netherlands

(Address, including Zip Code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.500% Fixed-to-Floating Rate Subordinated Notes due 2048	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates: 333-220276

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered by this Form 8-A is hereby incorporated by reference to the descriptions that appear under the captions (i) “Description of Debt Securities” in the prospectus dated August 31, 2017 and (ii) “Description of the Subordinated Notes” in the prospectus supplement dated April 3, 2018 (the “Prospectus Supplement”), both relating to the Registrant’s Registration Statement on Form F-3 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2017 (File No. 333-220276). On April 6, 2018 the Registrant filed with the Commission pursuant to Rule 424(b)(2) the Prospectus Supplement dated April 4, 2018, relating to the 5.500% fixed-to-floating rate subordinated notes due 2048 (the “Subordinated Notes”).

Item 2.	Exhibits.

Exhibit No.	Description

1.	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and The Bank of New York Mellon Trust Company, N.A., as successor to Citibank, N.A., as Trustee(1)

2.	Ninth Supplemental Indenture, dated as of April 11, 2018, among AEGON N.V., The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A(2)

3.	Form of Subordinated Note (3)

(1)	Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (File No. 333-71438) filed with the SEC on October 11, 2001.
(2)	Incorporated by reference to Exhibit 4.1 to the Form 6-K furnished with the SEC on April 11, 2018.
(3)	Incorporated by reference to Exhibit 4.2 to the Form 6-K furnished with the SEC on April 11, 2018.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEGON N.V.

Date: April 11, 2018	By:	/s/ J.O. van Klinken
	Name:	J.O. van Klinken
	Title:	Executive Vice President and General Counsel